EXHIBIT INDEX

5.1      Form of Deferred and Immediate Annuity Application (Form 34530A).

5.2      Form of Deferred and Immediate Annuity Application (Form 34531).

5.3      Form of Master Application for Group Deferred Annuity Contract
         (Form 34532).

5.4 Form of Annuitant's Participation Application for Group Deferred Annuity (Form 34503).

13.2 Power of Attorney to sign Amendments to this Registration Statement, dated July 7, 2004.